Exhibit 5

[ALSTON & BIRD LLP LETTERHEAD]

September 22, 2003

Wells Real Estate Investment Trust II, Inc.

6200 The Corners Parkway, Suite 250

Norcross, Georgia 30092

Re: Registration Statement on Form S-11 (No. 333-107066)

Ladies and Gentlemen:

We have acted as counsel to Wells Real Estate Investment Trust II, Inc., a Maryland corporation (the “Company”), in connection with the filing of the above-referenced Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), 600,000,000 shares of the Company’s Common Stock, $0.01 par value per share (the “Shares”), for issuance and sale by the Company. Following the effectiveness of the Registration Statement, the Company intends to commence the offering of Shares through Wells Investment Securities, Inc. (“WIS”) pursuant to the Dealer Manager Agreement to be entered into by and between the Company and WIS (the “Dealer Manager Agreement”). We are furnishing this opinion letter pursuant to Item 36(b) of Form S-11 and Item 601(b)(5) of the Commission’s Regulation S-K.

We have examined the Articles of Amendment and Restatement of the Company, the Amended and Restated Bylaws of the Company, the Registration Statement, including the prospectus therein as part of the Registration Statement, the Dealer Manager Agreement, records of proceedings of the Board of Directors and the stockholders of the Company deemed by us to be relevant to this opinion letter and other agreements and documents that we deemed necessary for the purpose of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon representations and warranties made by the Company in the Dealer Manager Agreement, originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent

September 22, 2003

expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Our opinion set forth below is limited to the Maryland General Corporation Law, and we do not express any opinion herein concerning any other laws.

This opinion letter is provided to the Company for its use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent, except that the Company may file a copy of this opinion letter with the Commission as an exhibit to the Registration Statement or with any official or agency administering the securities laws of a jurisdiction. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated.

Based upon the foregoing, it is our opinion that, upon issuance and delivery of the Shares against payment of the consideration for which the Board of Directors of the Company authorized their issuance, the Shares will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP

By:	/s/ Robert H. Bergdolt
Robert H. Bergdolt, Partner